Exhibit 99.1
Carbonite Announces Preliminary Second Quarter 2018 Financial Results and Full Year 2018 Guidance

BOSTON, MA - July 16, 2018 - Carbonite, Inc. (the "Company") (NASDAQ: CARB), a global leader in data protection, today announced preliminary financial results for the second quarter ended June 30, 2018 and business outlook for the full year of 2018.

Second Quarter 2018 Preliminary Results:

While Carbonite’s normal financial closing and financial statement preparation process is in its preliminary stages, Carbonite currently expects the following preliminary financial results for the second quarter ended June 30, 2018:

	Prior Guidance (5/7/2018)	Preliminary Results (7/16/2018)
GAAP Revenue	$75.8 - $77.8 million	$77.3 - $78.0 million
Non-GAAP Revenue[1]	$78.0- $80.0 million	$79.3 - $80.0 million
GAAP Net Loss Per Share (Diluted)	Not Guided	$(0.23) - $(0.20)
Non-GAAP Net Income Per Share (Diluted)[2]	$0.34 - $0.38	$0.41 - $0.44

[1]	Non-GAAP revenue excludes the impact of purchase accounting adjustments for acquisitions. A reconciliation to the corresponding GAAP measure is attached hereto.

[2]
Non-GAAP net income per share excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, non-cash convertible debt interest expense and the income tax effect of non-GAAP adjustments. A reconciliation to the corresponding GAAP measure is attached hereto.

Carbonite’s expectations of second quarter results for non-GAAP revenue and non-GAAP net income per share are driven by strong sales of subscription-based offerings, better than expected results associated with the integration of Mozy, and a continued focus on cost management. The Company currently expects that its final second quarter results will be within the ranges described above. It is possible, however, that the Company's final second quarter results will not be within the ranges it currently estimates. The Company's independent registered public accounting firm has not completed their review of the Company's results for the second quarter ended June 30, 2018.
These estimated ranges and drivers of second quarter financial performance represent the most current information available to management and are not meant to be a comprehensive statement of our financial results for the quarter ended June 30, 2018. As such, the expectations above are subject to change.
Business Outlook:

Based on the information available as of July 16, 2018, Carbonite expects the following for the full year of 2018:

	Prior Guidance (5/7/2018)	Current Guidance (7/16/2018)
GAAP Revenue	$296.9 - $306.9 million	$296.9 - $306.9 million
Non-GAAP Revenue	$302.5 - $312.5 million	$302.5 - $312.5 million
Non-GAAP Net Income Per Share (Diluted)	$1.51 - $1.59	$1.62 - $1.68

Carbonite’s expectations of non-GAAP net income per share for the full year of 2018 excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments. Non-GAAP net income per share assumes an effective tax rate of 8% for the full year of 2018. Non-GAAP net income per share assumes fully-diluted weighted average shares outstanding of approximately 31.8 million for the full year of 2018.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP revenue and non-GAAP net income per share.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and ordinary results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. A reconciliation of the non-GAAP financial results to GAAP for the second quarter ended June 30, 2018 is attached hereto.
With respect to our expectations under "Business Outlook" above, the Company has not reconciled the non-GAAP information to GAAP in this press release because we do not provide guidance for amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measurements without unreasonable efforts. As such, the estimates above are subject to change, including, without limitation, year-end adjustments. In addition, the Company believes such reconciliations would imply a degree of precision and are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading.
Cautionary Language Concerning Forward-Looking Statements
This press release, including our expectations under "Business Outlook" above, contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements in this press release are based on management's current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those sets forth in or implied by such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to integrate recent acquisitions into our operations and achieve the expected benefits of such acquisitions, our ability to profitably attract new customers and retain existing customers, our dependence on the market for cloud backup services, our ability to manage growth, changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry, and those discussed in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 12, 2018 and other risk factors detailed from time to time in filings with the SEC. All information in this press release is as of the date of the release, and Carbonite undertakes no duty to update this information unless required by law.
About Carbonite
Carbonite provides a robust Data Protection Platform for businesses, including backup, disaster recovery, high availability and workload migration technology. The Carbonite Data Protection Platform supports businesses, in locations around the world with secure global cloud infrastructure. To learn more visit www.Carbonite.com.
Investor Relations Contact:
Jeremiah Sisitsky
Carbonite
781-928-0713
investor.relations@carbonite.com

Media Contacts:
Caitlin O'Malley
Carbonite
781-928-0762
media@carbonite.com

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In millions, except share and per share amounts)

Reconciliation of GAAP Revenue to Non-GAAP Revenue

	Three Months Ended June 30, 2018
	Low	High
GAAP revenue	$77.3	$78.0
Add:
Fair value adjustment of acquired deferred revenue	2.0	2.0
Non-GAAP revenue	$79.3	$80.0

Reconciliation of GAAP Diluted Net Loss per Share to Non-GAAP Diluted Net Income per Share

	Three Months Ended June 30, 2018
	Low	High
GAAP diluted net loss per share	$(0.23)	$(0.20)
Add:
Fair value adjustment of acquired deferred revenue	0.07	0.07
Amortization of intangibles	0.25	0.25
Stock-based compensation expense	0.15	0.15
Acquisition-related expense	0.07	0.07
Non-cash convertible debt interest expense	0.05	0.05
Income tax effect of non-GAAP adjustments	0.03	0.03
Effect of non-GAAP weighted-average shares outstanding	0.02	0.02
Non-GAAP diluted net income per share	$0.41	$0.44
GAAP weighted-average shares outstanding:
Diluted	28,628,173	28,628,173
Non-GAAP weighted-average shares outstanding:
Diluted	31,718,232	31,718,232

These estimated ranges and drivers of second quarter financial performance represent the most current information available to management and are not meant to be a comprehensive statement of our financial results for the quarter ended June 30, 2018. As such, the expectations above are subject to change.